Exhibit 99.2
1Q 2009 INVESTOR FACT SHEET
Capstead Mortgage Corporation, formed in 1985 and based in Dallas, Texas, is a self-managed real estate investment trust for federal income tax purposes.
Our core investment strategy is managing a leveraged portfolio of residential mortgage pass-through securities consisting almost exclusively of adjustable-rate mortgage, or ARM, securities.
•	Over 99% of our securities are issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae.

•	Agency-guaranteed residential mortgage securities carry an implied AAA credit rating with limited, if any, credit risk.

•	Coupon resets allow us to eventually recover financing spreads diminished during periods of rising short-term rates.

•	During periods of falling interest rates, reductions to interest rates on our borrowings allow us to capture larger financing spreads.

•	Prudently leveraged to provide sufficient reserves for price movements and principal payments (traditionally 8.0x to 12.0x our long-term investment capital). As of March 31, 2009 our leverage was 7.3x.
We have the EXPERIENCE.
•	Oldest mortgage REIT (1985)

•	Top 4 executives with the company since 1994 (67 years of combined experience at Capstead)
We have STABILITY.
•	Short-duration portfolio conservatively leveraged and appropriately hedged (net duration gap at 4 months at March 31)

•	Positions with 16 lending counterparties
Our STRATEGY.
•	Avoid residential credit risk while minimizing, but not eliminating, interest rate risk

1Q 2009 INVESTOR FACT SHEET
> 1ST QUARTER 2009 HIGHLIGHTS
•	Earnings totaled $42.1 million or $0.58 per diluted common share

•	Financing spreads averaged 2.16%

•	Declared and paid dividend of $0.56 per common share

•	Book value per common share at $10.34 (end of quarter, or EOQ)

•	Portfolio of agency-guaranteed residential ARM securities at $7.64 billion (EOQ)

•	Portfolio leverage at 7.30 times long-term investment capital (EOQ)
> QUARTERLY RESULTS

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(In thousands, except per share amounts)	2009	2008	2008	2008	2008

Interest income:
Mortgage securities and similar investments	$87,884	$95,397	$99,205	$97,332	$106,351
Overnight investments and swap receivables	217	272	346	782	804

	88,101	95,669	99,551	98,114	107,155

Interest expense:
Repurchase arrangements and similar borrowings	(39,957)	(65,349)	(60,032)	(55,109)	(69,306)
Unsecured borrowings	(2,187)	(2,187)	(2,186)	(2,187)	(2,187)

	(42,144)	(67,536)	(62,218)	(57,206)	(71,493)

Net interest margins	45,957	28,133	37,333	40,908	35,662
Net income	42,076	24,302	34,746	36,728	30,147
Income available to common stockholders	37,015	19,240	29,684	31,665	25,083
Diluted earnings per share	0.58	0.32	0.52	0.58	0.53
Common dividends per share	0.56	0.36	0.55	0.59	0.52
Common equity raises	2,677	46,992	25,237	77,143	131,344
Common shares outstanding (EOQ)	63,395	63,135	58,226	56,071	49,918

> TOP COMMON STOCKHOLDERS*

Holder	% O/S

Wells Capital Management Inc.	9.55
Barclays Global Investors, N.A.	4.67
Wellington Management Company, LLP	3.98
Thompson, Siegel & Walmsley LLC	3.17
Vanguard Group, Inc.	2.91
Robeco Investment Management, Inc.	2.90
Highland Capital Management, L.P.	2.62
Loomis, Sayles & Company, L.P.	2.00
American Century Investment Management	1.92
GW Capital, Inc.	1.85

*	% based on shares outstanding as of May 8, 2009
> ANALYSTS

Firm	Rating

BGB Securities Inc.	Buy
Deutsche Bank	Buy
FBR Capital Markets	Outperform
Fox-Pitt Kelton	Outperform
JMP Securities LLC	Outperform
Keefe, Bruyette & Woods	Outperform
RBC Capital Markets	Outperform
Sterne Agee	Buy
Stifel Nicolaus	Buy
Capstead Mortgage Corporation > 8401 North Central Expressway, Suite 800, Dallas, TX 75225 PH 800.358.2323 / E invrel@capstead.com / www.capstead.com
TOTAL FINANCING SPREAD (basis points) 216 193 163 164 117 Q1 Q2 Q3 Q4 Q1 08 08 08 08 09 > COMMON STOCK INFORMATION NYSE Ticker: CMO Price as of 05/14/09: $11.82 52-wk. High/Low: $13.83/$7.52 1Q Dividend: $0.56 Dividend Yield: (based on annualized 1Q dividend) 19.0% 1Q Avg. Daily Vol.: 701K shares > SERIES A/SERIES B PREFERRED STOCK INFO NYSE Ticker: CMOPRA/CMOPRB Price as of 05/14/09: $19.01/$13.17 Call Price: $16.40/$12.50 Liquidation Value: $16.40/$11.38 Conversion Ratio: 1.5773/0.6082 Annual Dividend: $1.60/$1.26